REKOR
INTELLIGENCE DRIVEN INNOVATION

REKOR SHAREHOLDER LETTER

JANUARY 2022

Dear Fellow Shareholders,

I'm writing to you during an exceptional and exhilarating time in our company's young history. We couldn't be more excited about the road to the future as we are finally at a stage where we can leverage the technology that we've been developing over the past several years to scale our business and execute on our strategic business plan.



We've come a long way, but we set out on this journey with a straightforward and compelling mission: To build safer, smarter, and more efficient communities around the world. We do this by equipping governments and businesses with infrastructure that provides actionable real time insights and long-term analytical solutions. Our goal is to improve the safety and quality of life and of every individual and to contribute to a reliable and environmentally sustainable future. We've taken a fresh approach to accomplishing this mission, leveraging our cutting-edge technology to make existing infrastructure safer and more efficient, thereby minimizing the need to build more roads on more land with the same predictable undesirable outcomes. By aggregating data from optical sensors, connected vehicles and third-party providers, processing it using artificial intelligence, and packaging it to provide real time insights and long-term solutions, our goal is to provide benefits akin to what airbags and seat belts had on passenger safety, catalytic converters on emissions, GPS enabled devices on navigation and smart phones on how we communicate and consume data.

When we started on this endeavor, we began piecing together the technical capabilities needed to truly enable intelligent infrastructure. Unfortunately, most of the technology simply didn't exist. So, we changed that. We pursued innovation relentlessly and constantly looked for novel approaches to solving old problems. We did this relying on our own resources and when possible, joining with partners that shared our culture of innovation, creativity, and learning. Today, we're at an inflection point because recent technological developments such as artificial intelligence, the internet of things, edge and cloud-based computing and advances in rich data management put us in a position to revolutionize mobility and contribute to sustainable urbanization. These aren't just aspirational goals, but things we're now working to implement using artificial intelligence and other cutting-edge technologies. Take a look at this short video on how Rekor's approach to implementing variable speed technology on roadways can reduce greenhouse gas emissions: https://rekor.co/variable-speed


REKOR
VARIABLE
SPEED LIMI
SPEED
IMIT
40

Despite these lofty aspirational goals, we've never lost sight of our responsibility to our shareholders. We're fortunate in being able to develop products and services that will be valuable to our customers and our shareholders. That's why the challenges we're concentrating on are those that have genuine positive economic and societal impacts. According to the American Society of Civil Engineers, crowded and poorly maintained roads cost the US more than $160 billion in wasted fuel and time each year. The average American is estimated to spend 54 hours a year in traffic, up from 42 hours in 2014.



Since 2008, congestion on roads in the United States has increased at a Compound Annual Growth Rate of 1% to 3%, outpacing population growth. Yet the primary means for dealing with increasing traffic congestion and all its unwanted side effects has been to build more roads. This is clearly not sustainable and is a problem that Rekor's solutions can address quickly and efficiency. Just like other start-ups before us, we've gone through the various stages of development – from ideation to conception, commitment, and validation. Now, we're ready to scale and generate strong revenue growth. So we asked KPMG to provide us with an unbiased assessment of the market opportunity based on the solutions we can provide today. Their estimate of the total addressable market was $148 billion by 2026, and we plan on capturing our share. If we can meet our conservative targets by capturing at least a ½ of 1% share of this revenue opportunity, we expect our shareholders to be very well served. And we're optimistic about exceeding these targets.

Total Addressable Market


$68.0 B
$79.9 B
$92.9 B
$108.3 B
$126.5 B
$148.1 B
2021
2022
2023
2024
2025
2026

Source: August 2021 KPMG Market Research Report

2021 IN REVIEW – A PIVOTAL YEAR

The past year was a transformation year for Rekor Systems and looking back, I'm proud of what Rekor has accomplished. During our inaugural investor day in New York City, we laid out our strategy and were able to reveal for the first time where we are heading. Up to this point, we'd been working to enhance our capabilities and stay ahead of, and extend our lead on, the competition. Most of our effort was devoted to developing and testing features of our products and services using our industry leading vehicle recognition systems as the base around which to develop a comprehensive suite of integrated solutions that both governmental and commercial customers could use in developing the intelligent infrastructure of the future.


Leveraging existing infrastructure and third-parties



Our revenues grew at a remarkable pace in 2021 based principally on proof of concept and word of mouth. We began the year with the successful launch of Oklahoma's Uninsured Vehicle Enforcement Diversion program, where we demonstrated our superior ability identify vehicles that were not in compliance with insurance laws, significantly decreasing the number of uninsured vehicles on the road and increasing the State's revenues. What began as a modest assignment for Westchester County, NY, in 2019 has grown into a full-fledged vehicle intelligence system and led to additional contracts in New Rochelle, Albany, Greenburg and other NY entities. We've also been able to expand the use of our solutions into other areas, such as our contracts with state and municipal parks in North Dakota and Wisconsin. And we've recently announced additional contracts in Connecticut and New Jersey and the implementation of pilot projects in Virginia and Pennsylvania and expect to see similar expansions as we prove ourselves in these areas as well.


Operational Data
Real-time Vehicle Identification
PII Data Filter
De-identified Data
License Plate: HLV302
Name: John Doe
Make: Volvo
Type: Sedan
Color: Gray
Direction: North
ALPR for Law Enforcement
Contactless Compliance
Live & Archival Traffic View
Real-time Traffic Analytics
Roadway Monitoring & Response
Sustainability & Green Initiatives

Most significantly, with the proprietary privacy filter we've developed and built, we've enabled our sensors to collect and analyze a rich trove of de-identified real-time and historical data on roadway usage. This data can be customized, fractionalized, and securely shared with multiple departments and agencies for use in traffic management, incident response, planning and maintenance functions. Our platform also supports the seamless integration and analysis of roadway sensor data with connected vehicle and other third-party data. We've partnered with Toyota and Volvo on governmentally supported efforts in Sweden and Thailand to reduce congestion, emissions, and fatalities on the road. And there are many commercial use cases where we've already demonstrated the strength of our innovative products and solutions in addressing our clients' many and diverse business problems.



Given the breadth of our effort to exploit our technology, it was understandably difficult for our investors to assess our progress. To some outsiders, it appeared as though we were shooting arrows and then drawing circles around where the arrows landed. But for us, the goal was always crystal clear – to develop a single unified platform that could effectively execute on multiple client missions.

While some of our competitors have been addressing one or another of the individual components, we're not aware of anyone who can provide a unified platform like ours. It allows us to serve multiple agencies using a modular approach. This shares the cost and allows them all to benefit from the resulting efficiency. With Rekor One™ we've created a unified platform for delivering and supporting the wide variety of hardware and software solutions required to implement the full benefits of intelligent infrastructure. The interoperability of our platform means that it can deliver better results from existing resources as well as from the cutting-edge resources we've been developing. This means it can provide immediate benefits at low cost when used with existing systems and provide plug and play adaptability to improve those systems with the additional solutions we can provide as needs evolve and budgets allow.


REKOR ONE
TRAFFIC MANAGEMENT
Roadway Monitoring & Response
Live & Archival Traffic View
Real-time Traffic Analytics
Sustainability & Green Initiatives
REKOR ONE
PUBLIC SAFETY
ALPR for Law Enforcement
VIOLATOR DETECTED
Contactless Compliance

With the introduction of Rekor One™ at our investor day, we were able to connect the dots for our investors and provide a vision of where we're heading. And we were also able to clearly articulate and lay-out our go-to-market strategy – a roadmap to capitalize on the tremendous growth opportunity the intelligent infrastructure market presents. We believe that to succeed in this market, one needs to be a one stop shop that can provide several integrated solutions and that it's not enough to be just a technology leader in this sector. We're convinced that the winner in this emerging sector will ultimately be both a technology provider and an operating company. Geographic coverage and the ability to build the physical infrastructure effectively and efficiently is just as important as providing cutting-edge technological solutions. There's a significant first mover advantage in this emerging market, and speed is of the essence.



Since our investor day, our sales and engineering teams have been exceedingly busy winning new client relationships, deepening existing ones and forming more partnerships. Over the past six months, Rekor has expanded into over two dozen cities in the United States as the strength of our technology and client service has allowed us to execute on our land-and-expand strategy. We've been investing in bringing in experienced salespeople with deep sector knowledge and existing client relationships and will continue to do so. Our land-and-expand strategy relies on a consultative sales approach. We believe that our thought leadership and technological advancements will ultimately result in a long-term trusted advisor partnerships with our clients. Our objective is to create very high customer retention with a nearly zero churn rate, thus enabling us to use our customer's familiarity with the performance of one solution on our platform to upsell additional solutions.

We will continue to invest in human capital, as well as inorganic growth opportunities. In 2021, we closed our first acquisition since 2019, the year we started right-sizing Rekor Systems and laying the foundation for future growth. The Waycare acquisition accelerated efforts that were already in progress and would have involved considerably more time and expense. In particular, it would have been exceptionally difficult to replicate what Waycare had already achieved in terms of its vendor relationships. This acquisition significantly strengthened our ability to access third-party connected vehicle data which we can now overlay with our own real-time data to provide a holistic view of the roads and provide unparalleled value to our clients that sets us apart from the competition. Since the closing of the acquisition, we've won numerous accolades including Nevada Traffic Safety Project of the Year Award, the Intelligent Traffic System ("ITS") World Congress Hall of Fame Industry Award for the Americas, or the CES Innovation Award in the Smart Cities Category. We could have not done this without the support of our customers, our investors, and our team members.

CES Innovation Awards Honoree

GovTech 100 Company

ITS World Congress Hall of Fame Industry Award

Smart 50 Awards Recipient

Our success in expanding our footprint using our land-and-expand strategy gave us the confidence to modify our revenue model. We've been moving away from a product-oriented, transactional revenue model to a solutions-oriented, recurring revenue model and we're confident that the flexibility, scalability, and agility inherent in this delivery model will result in significant revenue growth, enhancing shareholder value beyond of what we could have achieved by simply selling optical sensors or licensing our software. With the increasing adoption of Rekor One™ by customers, we expect their gradual adoption of multiple solutions to have a snowball effect and spur further revenue growth as we expand our geographic footprint.



NORTH AMERICA SOUTH AMERICA EUROPE ASIA / OCEANIA

2022 AND BEYOND – EXCITING YEARS AHEAD

Rekor is a growth company, and we are just getting going. Our technology and customer service has allowed us to win competitive bids against legacy incumbents and put us years ahead of other competitors in the various verticals in which we compete in. To date, we haven't seen a peer that can provide the breadth, depth, and sophistication that we can on a single platform that can serve multiple agencies. We will continue working hard to capitalize on our first mover advantage and will continue to invest in the company's growth smartly and expeditiously.



You should expect us to aggressively build out our salesforce to monetize our technology offerings and solutions using all the foundational work we've done in 2021. To be successful requires us to continue to invest in human capital and have a significantly larger salesforce than we do today. We will be hyper-focused on bringing in experienced individuals with specific domain expertise who can become trusted client partners. Our conviction is strong that this effort, in combination with our decision to replace less-predictable, non-recurring hardware sales with predictable recurring revenue, will start bearing fruit starting with the latter part of 2022. As we build our sales force, we expect our revenue growth to significantly accelerate beyond 2022 because of the size of our addressable market.

We will continue to invest in expanding our technological advantage to provide our clients best-in-class experience and utility and are looking for additional acquisitions to supplement our organic growth when it makes sense strategically. We'll pursue acquisitions that will either help us expand our geographic footprint or bring in new capabilities that further enhance our product mix and allow us to serve our customers even better.



All this requires us to continue to build out our corporate development team. This past year, we brought in an experienced M&A banker to make sure that every acquisition we consider is well thought-out, because we're committed to being good stewards of capital. I was also recently pleased to announce the appointment of David Desharnais as President of Rekor. David will be working closely with me and brings over two decades of experience leading growth strategies for technology driven businesses across multiple industries. He's had experience working with organizations from start-ups to multinational corporations, including important assignments for Amazon Web Services, American Express and, most recently, IDEMIA, a multi-billion-dollar global technology company focused on biometrics, identity, authentication, and digital security.



To be sure, 2021 has been a volatile year for our shareholders. Our transition to a recurring revenue model required a reset as analysts and investors reduced near-term revenue estimates. However, we see a significant opportunity for investors with a long-term perspective. As Jeff Bezos, founder and CEO of Amazon, wrote in his 1997 shareholder letter, “long-term thinking is both a requirement and an outcome of true ownership. Fundamental measure of our success will be the shareholder value we create over the long term.” We are at the onset of a third industrial revolution. The way we manage, power, and move economic life is fundamentally changing. We will continue pursuing opportunities to capitalize on this trend as we have a head start. As we continue to execute on our strategy and pursue our vision, we expect to create meaningful shareholder value in the process.

Imagine a future where a vehicle, pedestrian and anyone or anything using infrastructure is able to constantly generate and exchange that data with the infrastructure to reduce congestion and emissions; a future in which AI powered solutions can decrease accidents and fatalities on the roads and allow emergency crews to work more effectively and efficiently; a future in which real-time data can help with planning roadway construction resulting in more efficient movement of goods and services; a future in which contactless compliance solutions can eliminate the need to stop motorists for minor violations thus contributing to social justice; a future in which AI driven solutions can enable a myriad of commercial use cases such as authorizing access to a garage or homeowner’s association or paying at a fast-food restaurant using the vehicle simply by driving through. This future is closer than you can imagine. We’ll contribute our part to protecting vulnerable road users and communities and creating a sustainable future with all our stakeholders in mind.

Thank you for your continued support. We look forward to updating you on our progress towards our enduring goals.





Robert Berman
Chief Executive Officer